Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI ANNOUNCES SETTLEMENT and NEW PATENT LICENSE agreement WITH SAMSUNG

SAN JOSE, Calif. (December 10, 2018) -- Xperi Corporation (NASDAQ: XPER) (“Xperi” or the “Company”) today announced that it has reached agreement with Samsung Electronics, Co., Ltd. (“Samsung”) to settle and dismiss all pending litigation between the companies.  In connection with the settlement, the companies have entered into a new patent license agreement.

"We have a long-standing relationship with Samsung and are pleased to put this dispute behind us," said Jon Kirchner, CEO of Xperi.  "We are hopeful that the settlement and license agreement will open the door for our two companies to work together on a number of new technologies going forward."

The terms and conditions of the agreement are confidential.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi's solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Samsung legal proceedings, settlement, and license agreement, and potential collaboration between the Company and Samsung on new technologies. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; failure to realize the anticipated benefits of the Company's recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company's ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Xperi IR Contact:
Geri Weinfeld +1 818-436-1231
geri.weinfeld@xperi.com

or

Xperi PR Contact:
Jordan Miller, +1 818-436-1082
jordan.miller@xperi.com

SOURCE: XPERI CORPORATION

XPER-L

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